UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

NeoVolta, Inc

(Exact name of registrant as specified in its charter)

Nevada	001-41447	82-5299263
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13651 Danielson Street, Suite A

Poway, CA 92064

(Address of Principal Executive Offices) (Zip Code)

(800) 364-5464

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEOV	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of common stock	NEOVW	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2024, James Amos, a member of the board of directors (the “Board”) of NeoVolta, Inc. (the “Company”) resigned from his position as member of the Board and all committees of the Board. Gen Amos’ resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Gen Amos will continue to be an advisor to the Company.

On January 2, 2025, Chandler Weeks was appointed to the Board of Directors of the Company. Mr. Weeks has also been appointed to the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board and will serve as Chairperson of the Nominating and Governance Committee. Mr. Weeks will participate in the Company’s standard compensation program for non-employee directors.

On January 1, 2025, the Company entered into an employment agreement (the “Employment Agreement”) with Michael Mendik pursuant to which Mr. Mendik agreed to serve as the Company’s chief operating officer. The Employment Agreement provides for compensation consisting of base salary of $200,000, a cash bonus of $40,000 upon the achievement of an operational goal, and an annual equity grant based on the achievement of certain goals. Pursuant to the Employment Agreement, Mr. Mendik received a restricted stock unit award for 150,000 shares of Company common stock that will vest over a three-year period. The Employment Agreement provides for an initial term of three years through December 31, 2027, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement.

Mr. Mendik, age 51, served as the Country Manager / General Manager of GoodWe, a global solar and storage inverter manufacturer, from June 1, 2021 until December 31, 2024 and as CEO / General Manager of C.F. Maier Composites, Inc. from March 1, 2020 until June 1, 2021. Mr. Mendik holds a PhD in Natural Sciences and a Master's in Physics from the Swiss Federal Institute of Technology, Zurich, as well as an MBA from Robert Morris University, Pittsburgh.

The foregoing description of the Employment Agreement is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is included as Exhibit 10.1 hereto, the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Employment Agreement between the Company and Michael Mendik, dated January 1, 2025
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoVolta, Inc.

By:	/s/ Steve Bond
Steve Bond
Chief Financial Officer

Dated: January 6, 2025

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